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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 24, 2008

                               BV FINANCIAL, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

      United States                       0-51014               14-1920944
      -------------                       -------               ----------
(State or other jurisdiction of         (Commission            (IRS Employer
incorporation or organization)           File Number)        Identification No.)

                7114 North Point Road, Baltimore, Maryland 21219
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (410) 477-5000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01   OTHER EVENTS.
            -------------

       On June 24, 2008, BV Financial, Inc. (the "Company"), the holding company for Bay-Vanguard Federal Savings Bank, determined that in connection with the preparation of its financial statements for the year ended June 30, 2008, it will take a non-cash after tax charge to earnings of approximately $166,000, or $0.07 per fully diluted share, as a result of an other-than-temporary impairment in the value of the $2.5 million of AMF Ultra Short Mortgage Fund it holds in its investment portfolio.

      The charge to earnings reflect a continuing decline in the net asset value of the fund due to current economic conditions, market conditions for private-label mortgage-backed securities and downgrades of the securities in the fund's portfolio by rating agencies. These factors, current accounting rules and associated Securities and Exchange Commission guidance contributed to management's determination that the impairment was other-than-temporary. The Company does not anticipate any material cash expenditures in the future as a result of this impairment.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BV FINANCIAL, INC.




Date:  July 1, 2008                    By: /s/ Edmund T. Leonard
                                           ----------------------------------
                                           Edmund T. Leonard
                                           Chairman of the Board and Chief
                                             Financial Officer